Exhibit 99.1

News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Investor Contact:	Media Contact:
Jay Worley (610) 902-6206	James Ely (610) 902-6010
jay.worley@airgas.com	jim.ely@airgas.com

For release: Immediately

Airgas Reports Strong Third Quarter EPS of $0.67
RADNOR, PA — January 28, 2008 — Airgas, Inc. (NYSE: ARG), the largest U.S. distributor of industrial, medical, and specialty gases, and welding, safety, and related products, today reported strong growth in sales, operating income, and earnings for its third quarter ended December 31, 2007.
Quarterly net earnings were $56.8 million, or $0.67 per diluted share, compared to $32.5 million, or $0.40 per diluted share, in the prior year. The current year quarter includes $0.01 per diluted share of integration expense primarily associated with the acquisition of Linde’s U.S. packaged gas business, and a one-time $0.01 per diluted share tax benefit related to a change in state tax law. The prior year quarter included a charge of $7.9 million after-tax, or $0.10 per diluted share, on the early extinguishment of debt. After adjusting the prior year quarter for the impact of the debt charge, net earnings grew 41%*.
Third quarter sales grew 28% over the prior year to $1 billion. Acquisitions contributed 21% to the sales growth. Total same-store sales increased 7%, with hardgoods up 6% and gas and rent up 8% from the prior year quarter. The Company’s strategic product categories, including bulk, medical and specialty gases, safety products, and carbon dioxide, posted 11% organic growth in the quarter. These product categories now account for 40% of total Company revenues.
“This was our second quarter with more than $1 billion in sales, demonstrating the effectiveness of our growth strategies. We are seeing good growth in energy and infrastructure construction, which has bolstered our core business. We continue to grow our strategic product categories at above-market rates,” said Airgas Chairman and Chief Executive Officer Peter McCausland.
“We also continue to grow through acquisitions. Fiscal 2008 is our second consecutive record year of acquired revenue, with a total of 16 acquisitions and $450 million in acquired annual revenue to date. The

3Q08 Earnings - Exhibit 99.1(3)/Page 2 of 10
integration of the Linde packaged gas acquisition is progressing well and on schedule, positioning us well to deliver value to shareholders in the coming quarters,” commented McCausland.
He also added, “Revenue growth and our commitment to achieving efficiencies across our national platform helped us expand third quarter operating margins by 100 basis points over last year, to 11.8%. We generated strong Free Cash Flow of $69 million in the current quarter and $162 million year-to-date.”
Airgas expects to earn $0.71 to $0.73 per diluted share in the fourth quarter, including $0.01 per share of integration expense from the Linde packaged gas acquisition. The Company is increasing its full-year guidance to $2.61 to $2.63 per diluted share, including integration expenses from the Linde packaged gas acquisition, the $0.03 per diluted share one-time non-cash charge from the National Welders transaction, and the $0.01 per diluted share one-time tax benefit related to a change in state tax law. The previously communicated guidance was $2.55 to $2.60 per diluted share for the full year.
The Company will conduct an earnings teleconference at 11:00 a.m. Eastern Time on Tuesday, January 29. The teleconference will be available by calling 888-233-7976. The presentation materials (this press release, slides to be presented during the Company’s teleconference, and information about how to access a live and on-demand webcast of the teleconference) are available in the “Investor Information” section under the “Company Information” heading on the Company’s Internet site at www.airgas.com. A webcast of the teleconference will be available live and on demand through February 29 at http://www.shareholder.com/arg/medialist.cfm. A replay of the teleconference will be available through February 5. To listen, call 888-203-1112 and enter passcode 8228341.

*	See attached reconciliations of non-GAAP financial measures.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in over 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

3Q08 Earnings - Exhibit 99.1(3)/Page 3 of 10
# # #
Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: the integration of the Linde packaged gas acquisition; our acquisition strategy; delivering value to shareholders in the coming quarters; expectations for fourth quarter earnings per diluted share of $0.71 to $0.73, including $0.01 per share of integration expense from the Linde packaged gas transaction; and expectations for fiscal 2008 earnings per diluted share of $2.61 to $2.63, including integration expenses associated with the Linde packaged gas acquisition, the $0.03 per diluted share charge from the National Welders transaction, and the $0.01 per diluted share one-time tax benefit related to a change in state tax law. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: our ability to continue to successfully integrate the former Linde U.S. packaged gas business, including retention of both customers and employees; supply availability and cost pressures; increased industry competition; customer acceptance of price increases; our ability to successfully identify, consummate and integrate acquisitions; a disruption to our business from integration issues associated with acquisitions; an economic downturn; adverse changes in customer buying patterns; significant fluctuations in interest rates; increases in energy costs and other operating expenses; the effect of catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including its Form 10-K dated March 31, 2007, subsequent Forms 10-Q, and other reports filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, condensed consolidated balance sheets, consolidated statements of cash flows, and reconciliations of non-GAAP financial measures follow.

3Q08 Earnings - Exhibit 99.1(3)/Page 4 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net sales	$1,008,045	$787,407	$2,930,427	$2,351,190

Costs and expenses:
Cost of products sold (excl. deprec.)	479,817	378,152	1,403,349	1,147,748
Selling, distribution and administrative expenses	361,681	286,102	1,040,835	846,003
Depreciation	43,235	34,909	129,567	102,223
Amortization	4,837	2,914	11,575	6,717

Total costs and expenses	889,570	702,077	2,585,326	2,102,691

Operating income	118,475	85,330	345,101	248,499

Interest expense, net	(23,172)	(14,743)	(68,170)	(43,073)
Discount on securitization of trade receivables (b)	(4,379)	(3,611)	(12,736)	(10,493)
Loss on debt extinguishment (c)	—	(12,099)	—	(12,099)
Other income, net	298	595	937	1,359

Earnings before income tax expense and minority interest	91,222	55,472	265,132	184,193

Income tax expense	(34,416)	(22,278)	(102,767)	(71,378)
Minority interest in earnings of consolidated affiliate (d)	—	(711)	(3,230)	(2,134)

Net earnings	$56,806	$32,483	$159,135	$110,681

Net earnings per common share (e):

Basic earnings per share	$0.69	$0.42	$1.96	$1.42

Diluted earnings per share	$0.67	$0.40	$1.90	$1.37

Weighted average shares outstanding (e):
Basic	82,270	78,138	81,145	77,836
Diluted	84,605	83,063	84,209	82,734
See attached Notes.

3Q08 Earnings - Exhibit 99.1(3)/Page 5 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	December 31,	March 31,
	2007	2007
ASSETS
Cash	$44,532	$25,931
Trade accounts receivable, net (b)	138,762	193,664
Inventories, net	337,302	250,308
Deferred income tax asset, net	20,957	31,004
Prepaid expenses and other current assets	55,426	48,592

TOTAL CURRENT ASSETS	596,979	549,499

Plant and equipment, net	2,118,060	1,865,418
Goodwill	959,955	832,162
Other intangible assets, net	106,977	62,935
Other non-current assets	31,317	23,443

TOTAL ASSETS	$3,813,288	$3,333,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$170,086	$146,385
Accrued expenses and other current liabilities	267,379	241,275
Current portion of long-term debt	40,554	40,296

TOTAL CURRENT LIABILITIES	478,019	427,956

Long-term debt	1,493,901	1,309,719
Deferred income tax liability, net	402,065	373,246
Other non-current liabilities	66,875	39,963
Minority interest in affiliate	—	57,191

Stockholders’ equity	1,372,428	1,125,382

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,813,288	$3,333,457

See attached Notes.

3Q08 Earnings - Exhibit 99.1(3)/Page 6 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended	Nine Months Ended
	December 31, 2007	December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$159,135	$110,681
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	129,567	102,223
Amortization	11,575	6,717
Deferred income taxes	46,162	33,750
Loss (gain) on sales of plant and equipment	615	(298)
Minority interest	3,230	2,134
Stock-based compensation expense	13,165	9,932
Loss on debt extinguishment	—	12,099
Changes in assets and liabilities, excluding effects of business acquisitions:
Securitization of trade receivables	95,600	(3,200)
Trade receivables, net	15,700	(6,649)
Inventories, net	(47,145)	(13,735)
Prepaid expenses and other current assets	4,921	(11,938)
Accounts payable, trade	(2,692)	(26,945)
Accrued expenses and other current liabilities	(6,399)	(19,417)
Other non-current assets	(1,037)	(1,432)
Other non-current liabilities	(140)	(1,092)

Net cash provided by operating activities	422,257	192,830

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(192,537)	(181,792)
Proceeds from sales of plant and equipment	6,387	5,273
Business acquisitions and holdback settlements	(394,199)	(156,545)
Other, net	(1,325)	6

Net cash used in investing activities	(581,674)	(333,058)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	845,456	951,442
Repayment of debt	(683,328)	(827,867)
Financing costs	—	(5,103)
Premium paid on call of senior subordinated notes	—	(10,267)
Minority interest in earnings	(711)	(2,134)
Tax benefit realized from the exercise of stock options	10,079	7,053
Stock issued for employee stock purchase plan	10,169	8,824
Proceeds from the exercise of options	14,461	12,163
Dividends paid to stockholders	(21,881)	(16,379)
Change in cash overdraft	3,773	17,394

Net cash provided by financing activities	178,018	135,126

Change in cash	$18,601	$(5,102)
Cash — Beginning of period	25,931	34,985

Cash — End of period	$44,532	$29,883

See attached Notes.

3Q08 Earnings - Exhibit 99.1(3)/Page 7 of 10

Notes:
(a)	During fiscal 2008, the Company purchased sixteen businesses, including thirteen associated with the distribution of packaged gases and related hardgoods products. The largest of these acquisitions was the June 30, 2007 acquisition of the U.S. packaged gas business of Linde AG for $310 million in cash. The operations acquired from Linde AG generated $346 million in revenues for the year ended December 31, 2006. A total of $85 million was paid for the remaining fifteen other acquisitions, which generate aggregate annual revenues of approximately $104 million (including Pima Welding, with annual revenues of approximately $5 million, which was acquired on January 1, 2008).
(b)	The Company participates in a securitization agreement with three commercial banks to sell up to $360 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables sold under the agreement was $360 million and $264 million at December 31, 2007 and March 31, 2007, respectively.
(c)	On October 27, 2006, the Company redeemed its $225 million 9.125% senior subordinated notes (the “Notes”) in full at a premium of 104.563% of the principal amount with proceeds from the Company’s revolving credit line. In conjunction with the redemption of the Notes, the Company recognized a charge on the early extinguishment of debt of $12.1 million ($7.9 million after tax, or approximately $0.10 per diluted share) in October 2006. The charge included the redemption premium and the write-off of unamortized debt issuance costs.
(d)	On July 3, 2007, the preferred stockholders of the National Welders joint venture exchanged their preferred stock for common stock of Airgas (the “NWS Exchange Transaction”). The Company issued 2.471 million shares of Airgas common stock to the preferred stockholders in exchange for all 3.2 million preferred shares of National Welders. The preferred shares of National Welders were reflected on the Company’s Consolidated Balance Sheet as “Minority interest in affiliate.” As part of the negotiated exchange, in addition to the shares of Airgas common stock the preferred shareholders had the option to acquire, the Company issued an additional 144 thousand Airgas shares (included in the 2.471 million shares) to the preferred shareholders which resulted in a one-time net after-tax charge of $2.5 million, or $0.03 per diluted share.
(e)	The tables below present the computation of basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2007	2006	2007	2006
Basic Earnings per Share Computation

Numerator
Net earnings	$56,806	$32,483	$159,135	$110,681

Denominator
Basic shares outstanding	82,270	78,138	81,145	77,836

Basic earnings per share	$0.69	$0.42	$1.96	$1.42

3Q08 Earnings - Exhibit 99.1(3)/Page 8 of 10

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2007	2006(1)	2007(2)	2006(1)
Diluted Earnings per Share Computation

Numerator
Net earnings	$56,806	$32,483	$159,135	$110,681
Plus: Preferred stock dividends	—	711	711	2,134
Plus: Income taxes on earnings of National Welders	—	252	245	729

Net earnings assuming preferred stock conversion	$56,806	$33,446	$160,091	$113,544

Denominator
Basic shares outstanding	82,270	78,138	81,145	77,836

Incremental shares from assumed conversions:
Stock options and options under the employee stock purchase plan	2,335	2,598	2,277	2,571
Preferred stock of National Welders	—	2,327	787	2,327

Diluted shares outstanding	84,605	83,063	84,209	82,734

Diluted earnings per share	$0.67	$0.40	$1.90	$1.37

(1)	Prior to the July 3, 2007 NWS Exchange Transaction, the preferred stockholders of National Welders had the option to exchange their 3.2 million preferred shares of National Welders either for cash at a price of $17.78 per share or for approximately 2.3 million shares of Airgas common stock. If Airgas common stock had a market value of $24.45 per share or greater, exchange of the preferred stock was assumed because it provided greater value to the preferred stockholders. Based on the assumed exchange of the preferred stock for Airgas common stock, the 2.3 million shares were included in the diluted shares outstanding.

The National Welders preferred stockholders earned a 5% dividend, recognized as “Minority interest in earnings of consolidated affiliate.” Upon the exchange of the preferred stock for Airgas common stock, the dividend would no longer be paid to the preferred stockholders, resulting in additional net earnings for Airgas. For the periods in which the exchange was assumed, the 5% preferred stock dividend was added back to net earnings in the diluted earnings per share computation.

For periods prior to the NWS Exchange Transaction, the earnings of National Welders for tax purposes were treated as a deemed dividend to Airgas, net of an 80% dividend exclusion. Upon the exchange of National Welders preferred stock for Airgas common stock, National Welders would become a wholly owned subsidiary of Airgas. As a wholly owned subsidiary, the net earnings of National Welders would not be subject to additional tax at the Airgas level. For the periods in which the exchange was assumed, the additional tax was added back to net earnings in the diluted earnings per share computation.

(2)	The diluted earnings per share computation for the nine month period ended December 31, 2007 includes the effect of the items described in (1) above, of which the exchange shares have been weighted to reflect the impact of the exchange transaction.

3Q08 Earnings - Exhibit 99.1(3)/Page 9 of 10
(f) Unaudited business segment information for the Company’s Distribution and All Other Operations segments is shown below:

	Three Months Ended				Three Months Ended
	December 31, 2007				December 31, 2006
(In thousands)	Dist.	All	Elim.	Total	Dist.	All	Elim.	Total
		Other				Other
		Ops.				Ops.
Gas and rent	$458,082	$179,213	$(42,128)	$595,167	$351,431	$113,554	$(14,194)	$450,791
Hardgoods	384,659	30,329	(2,110)	412,878	314,371	23,499	(1,254)	336,616

Total net sales	842,741	209,542	(44,238)	1,008,045	665,802	137,053	(15,448)	787,407

Cost of products sold, excluding deprec. expense	421,305	102,750	(44,238)	479,817	329,951	63,649	(15,448)	378,152
Selling, distribution and administrative expenses	288,419	73,262	—	361,681	238,728	47,374	—	286,102
Depreciation	34,431	8,804	—	43,235	28,198	6,711	—	34,909
Amortization	3,961	876	—	4,837	2,286	628	—	2,914

Operating income	$94,625	$23,850	$—	$118,475	$66,639	$18,691	$—	$85,330

	Nine Months Ended				Nine Months Ended
	December 31, 2007				December 31, 2006
(In thousands)	Dist.	All	Elim.	Total	Dist.	All	Elim.	Total
		Other				Other
		Ops.				Ops.
Gas and rent	$1,316,798	$523,957	$(113,096)	$1,727,659	$1,026,411	$355,323	$(42,185)	$1,339,549
Hardgoods	1,123,345	84,566	(5,143)	1,202,768	945,971	69,586	(3,916)	1,011,641

Total net sales	2,440,143	608,523	(118,239)	2,930,427	1,972,382	424,909	(46,101)	2,351,190

Cost of products sold, excluding deprec. expense	1,222,831	298,757	(118,239)	1,403,349	991,304	202,545	(46,101)	1,147,748
Selling, distribution and administrative expenses	834,342	206,493	—	1,040,835	704,227	141,776	—	846,003
Depreciation	98,449	31,118	—	129,567	80,744	21,479	—	102,223
Amortization	9,081	2,494	—	11,575	5,164	1,553	—	6,717

Operating income	$275,440	$69,661	$—	$345,101	$190,943	$57,556	$—	$248,499

3Q08 Earnings - Exhibit 99.1(3)/Page 10 of 10
Reconciliations of Non-GAAP Financial Measures (Unaudited)
     Free Cash Flow:
     Reconciliations and computation of free cash flow:

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands)	2007	2006	2007	2006
Net cash provided by operating activities	$198,989	$70,426	$422,257	$192,830

Plus:
Operating lease buyouts	865	4,175	979	9,509
Proceeds from sales of plant & equipment	2,757	1,786	6,387	5,273
Tax benefit realized from exercise of stock options	2,208	4,327	10,079	7,053
Stock issued for employee stock purchase plan	3,551	2,978	10,169	8,824
Less:
Cash (provided) used by the securitization of trade receivables	(75,000)	6,100	(95,600)	3,200
Capital expenditures	(63,926)	(60,244)	(192,537)	(181,792)

Free Cash Flow	$69,444	$29,548	$161,734	$44,897

Management believes that Free Cash Flow provides investors meaningful insight into the Company’s ability to generate cash from operations, which is available for servicing debt obligations and for the execution of our business strategy, including acquisitions, the prepayment of debt, or to support other investing and financing activities. Non-GAAP numbers should be read in conjunction with the generally accepted accounting principles (“GAAP”) financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.
     Adjusted Net Earnings Growth:
     Reconciliation and computation of adjusted net earnings:

	Three Months Ended		Three Months Ended
	December 31, 2007		December 31, 2006
(In thousands, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Net earnings	$56,806	$0.67	$32,483	$0.40
Plus charge for early extinguishment of debt, net of tax	—	—	7,865	$0.10

Adjusted net earnings	$56,806	$0.67	$40,348	$0.50

% Change	41%
The Company believes this adjusted net earnings computation provides meaningful insight into earnings growth by adjusting for material unusual items. Non-GAAP numbers should be read in conjunction with the generally accepted accounting principles (“GAAP”) financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.